EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into by and between TENFOLD CORPORATION, a Delaware corporation whose address is 698 West 10000 South, South Jordan, Utah 84095 (“Debtor”), and VERSATA ENTERPRISES, INC. with an address at 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730 (“Secured Party”). Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings set forth in that certain Agreement and Plan of Merger dated of even date herewith, by and among Debtor, Secured Party and TFTx Acquisition, Inc. (the “Merger Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants to Secured Party a security interest in and to the Collateral, as herein defined, and in connection therewith the parties hereby agree as follows:

Collateral. To secure payment of the “Indebtedness”, as herein defined, Debtor hereby grants to Secured Party a security interest in and to the following assets (“Collateral”): Any and all accounts receivable and equipment of Debtor now owned or hereinafter acquired, wherever located, other than leased equipment subject to capital lease obligations.

Indebtedness. The term “Indebtedness” as used herein, shall mean: (a) the unpaid principal sum, accrued and unpaid interest, and other sums payable to Secured Party pursuant to that certain Promissory Note (the “Note”), dated as of the date hereof, executed by Debtor for the benefit of Secured Party; and (b) all rearrangements, increases, renewals and extensions of such indebtedness.

Representations of Debtor. Debtor represents, warrants and agrees as follows:

(a) No financing statement or other instrument of hypothecation covering the Collateral or its proceeds is on file in any public office except those in favor of Secured Party; except for the security interest granted by this Security Agreement, there is no lien, security interest or encumbrance in or on the Collateral other than (i) for taxes not yet due and payable and (ii) liens permitted under the Merger Agreement or disclosed in the Company Disclosure Schedule; and Debtor is the true and lawful owner of the Collateral.

(b) Other than as permitted under the Merger Agreement, the Collateral will not be sold, transferred, pledged or made subject to a security agreement without the prior written consent of Secured Party.

(c) Debtor will sign and execute alone or with Secured Party any financing statement or other document or procure any document, in each case as Secured Party may reasonably request pursuant to clause (d) below, and pay all reasonable costs in connection therewith necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

(d) Debtor will, at Debtor’s own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request to protect, assure or enforce the interests, rights and remedies of Secured Party created by, provided in or emanating from this Security Agreement.

(e) Debtor will pay to Secured Party all reasonable expenses (including reasonable expenses for legal services of every kind) of, or incidental to, the enforcement of any of the provisions of this Security Agreement, or incidental to the enforcement, repayment or collection of any of the Indebtedness, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be deemed Indebtedness within the terms of this Security Agreement.

Uniform Commercial Code. This Security Agreement shall constitute a valid and binding security agreement under the Uniform Commercial Code — Secured Transactions (herein called the “Code”) creating in favor of Secured Party, until the Indebtedness is fully paid, a first priority security interest in and to the Collateral. Accordingly, Debtor hereby acknowledges unto Secured Party that Secured Party shall have, in addition to any and all other rights, remedies and recourses afforded to Secured Party under this Security Agreement, all rights, remedies and recourses afforded to secured parties by the Code.

Default by Debtor. There will be a default under this Security Agreement upon the occurrence of any of the following events or conditions (herein called an “Event of Default”):

(a) If any Indebtedness secured by this Security Agreement, either principal or interest, is not paid when due, and such failure is not cured by the payment in full within three (3) Business Days from the due date thereof.

(c) If Debtor shall fail to comply with any of Debtor’s covenants or agreements herein or in the Note and such failure remains uncured for thirty (30) days after receipt of written notice from Secured Party.

(d) If Debtor (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of all or a substantial part of Debtor’s assets, or (ii) files a voluntary petition in bankruptcy or fails generally to pay Debtor’s debts as such debts become due, or (iii) makes a general assignment for the benefit of creditors, or (iv) files a petition or answers same wherein Debtor seeks reorganization or rearrangement with creditors or to take advantage of any insolvency law, or (v) files an answer admitting the material allegations of a petition filed against Debtor in any bankruptcy, reorganization, insolvency or similar proceeding.

(e) If an order, non-appealable judgment or decree is entered by any court of competent jurisdiction, upon the application of a creditor or otherwise, adjudicating Debtor as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or any substantial part of Debtor’s assets and same remains in effect for more than sixty (60) days.

(f) If any warranty, representation or statement contained in this Security Agreement or the Note proves to have been false in any material respect when made or furnished.

Remedies.

(a) Upon the occurrence of an Event of Default (but subject to any applicable cure period) and at any time thereafter, Secured Party may proceed to enforce and to exercise any and all of the rights and remedies provided under the Note and by the Code, as well as all other rights and remedies possessed by Secured Party under this Security Agreement or otherwise at law or in equity. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at Debtor’s location. For purposes of the notice requirements of the Code, Secured Party and Debtor agree that notice given at least five (5) days prior to the related action hereunder is reasonable. Upon the occurrence of an Event of Default (but subject to any applicable cure period) and at any time thereafter, Secured Party shall be entitled to immediate possession of the Collateral and all books and records evidencing same and shall have authority to enter upon any premises, upon which said items may be situated, and remove same therefrom. Expenses of retaking, holding, preparing for sale, selling, or the like (collectively, “Collection Costs”) shall include, without limitation, Secured Party’s reasonable attorneys’ fees, and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Collateral toward the Indebtedness. To the extent allowed by the Code, Secured Party may use Secured Party’s discretion in applying the proceeds of any disposition of the Collateral to the Collection Costs or to the Indebtedness, and Debtor will remain liable for any deficiency remaining after such disposition. All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be deemed a waiver of any other.

(b) Secured Party, in addition to the rights and remedies provided for in the preceding subparagraph, shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the state where the Collateral is located at the date of any such Event of Default or expiration of any applicable cure period, whichever is later, and Secured Party shall be entitled to all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the security interest created hereby and to resort to any remedy provided hereunder or provided by the Uniform Commercial Code as adopted in the state where the Collateral is located at such date, or by any other law of such state, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(c) Secured Party may remedy or waive any default without waiving any prior or subsequent default.

Secured Party’s Rights.

(d) This Security Agreement, Secured Party’s rights hereunder or said Indebtedness hereby secured, may be assigned from time to time, and in any such case the assignee will be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party.

(e) Upon the occurrence of an Event of Default and the expiration of any applicable cure periods, Secured Party may execute, sign, endorse, transfer or deliver, in the name of Debtor, notes, checks, drafts or other instrument for the payment of money and receipts or any other documents, in each case as necessary to evidence, perfect or realize upon the security interest and obligations created by this Security Agreement.

(f) At Secured Party’s option, Secured Party may, after notice to Debtor and Debtor’s failure to do so within thirty (30) days after receipt of said notice, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, and perform or cause to be performed Debtor’s obligations under the Collateral to maintain the same in full force and effect. Debtor agrees to reimburse Secured Party on demand for any payment made, or reasonable expense incurred, by Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate of interest provided for in the Note.

(g) No remedy herein conferred upon or reserved to Secured Party is intended to be or shall be exclusive of any other remedy, but every remedy herein provided is cumulative and is in addition to every other remedy given hereunder or in any instrument executed in connection herewith, or now or hereafter existing at law or in equity, or by statute; and every such right and remedy may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Secured Party to exercise any right or remedy arising from any default will impair any such right or remedy or will be construed to be a waiver thereof or of any such default or an acquiescence therein.

Release of Security Interest. Upon full and complete payment of all sums owing and to be owing by Debtor to Secured Party hereunder and under the Note, at the request and expense of Debtor, Secured Party will make, execute and deliver a reassignment of the properties assigned hereby and of the monies, revenues, proceeds, benefits and payments, if any, that may be owing upon the aforesaid Collateral to Debtor but without covenant or warranty, however, of any kind or character, express or implied, and with the provisions that Secured Party will not be required or called upon to refund or account for any payments properly made to Secured Party which have been or may be properly applied to any Indebtedness secured or to be secured hereby.

Validity of Security Interest. No security taken hereafter as security for payment of any part or all of the Indebtedness shall impair in any manner or effect this Security Agreement; all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this Security Agreement as to the Collateral not expressly released, and this Agreement shall continue as a first lien, security interest and charge on all of the Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full.

Notices. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

If to Secured Party:

Versata Enterprises, Inc.

6011 West Courtyard Dr.

Suite 300

Austin, Texas 78730

Attn: Lance A. Jones

Telecopy: (512) 874-3502

If to Borrower:

TenFold Corporation

698 West 10000 South

South Jordan, Utah 84095

Attn: Robert P. Hughes

Telecopy: (801) 816-0340

Texas Law. This Security Agreement and the obligations of the parties hereunder are to be interpreted, construed and enforced in accordance with the laws of the State of Texas.

Severability. If any provision of this Security Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Security Agreement and the application of such provisions to other persons or circumstances is not to be affected thereby and is to be enforced to the full extent permitted by law.

Successors and Assigns. This Security Agreement inures to the benefit of, and is binding upon, Debtor and Secured Party and their respective heirs, legal representatives, successors and assigns.

Gender. The use of any gender herein shall include the other genders.

Scope. Nothing herein contained will in any way limit or be construed as limiting the right of Secured Party to collect any note, item, sum or amount secured or to be secured hereby only out of the properties assigned hereby or out of the revenues, monies, proceeds, benefits and payments accruing and to accrue unto Debtor, under and by virtue of said Collateral, but it is expressly understood and provided that all such Indebtedness and amounts secured and to be secured hereby are, and shall constitute, absolute and unconditional obligations of Debtor to pay to Secured Party the amount provided for in the Note or herein at the time and in the manner therein or herein specified or provided. Debtor agrees that Debtor will, from time to time, and upon the reasonable request of Secured Party, furnish satisfactory proof that the properties assigned hereby and the revenues, monies, proceeds, benefits and payments accruing and to accrue under said Collateral are free and clear of all lawful demands, claims and liens other than those permitted hereunder.

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IN WITNESS WHEREOF, this Security Agreement is dated the              day of March, 2008.

SECURED PARTY: VERSATA ENTERPRISES, INC.

By:
Name: Title:	Sean P. Fallon Vice President – Finance and Chief Financial Officer

BORROWER: TENFOLD CORPORATION

By:
Name: Title:	Robert Felton President and CEO

Signature Page to Security Agreement